As filed with the Securities and Exchange Commission on December 17, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-0479936
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5301 Mt. Rushmore Road	57701
Rapid City, SD	(Zip Code)
(Address of principal executive offices)

(605) 721-5200
(Registrant’s telephone number, including area code)

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
2018 STOCK OPTION AND COMPENSATION PLAN
(Full title of the Plan(s))

Dr. Ronald Shape
President and Chief Executive Officer
National American University Holdings, Inc.
5301 Mt. Rushmore Road
Rapid City, SD 57701
(Name and address of agent for service)
 (605) 721-5200
 (Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☑ Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed MaximumOffering Price per Share(2)	Proposed MaximumAggregate Offering Price(2)	Amount ofRegistration Fee(2)
Common Stock, $0.0001 par value	1,800,000 shares	$0.26	$468,000.00	$56.72

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, $0.0001 par value (the “Common Stock”), which become issuable with respect to the shares of Common Stock registered hereunder for issuance under the 2018 Stock Option and Compensation Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on December 12, 2018, as reported on The NASDAQ Global Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
Incorporation of Documents by Reference

National American University Holdings, Inc. (the “Company” or the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018, filed with the Commission on September 13, 2018 and the Registrant’s Form 10-K/A for the fiscal year ended May 31, 2018, filed with the Commission on October 26, 2018;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2018, filed with the Commission on October 16, 2018;

(c)	The Registrant’s Current Reports filed on Form 8-K filed on July 18, 2018, October 3, 2018, October 11, 2018 (Items 5.07 and 8.01 only), and November 2, 2018; and
(d)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-34751) filed with the Commission on May 19, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.
Description of Securities

Not applicable.

Item 5.
Interests of Named Experts and Counsel

Not applicable.

Item 6.
Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (iii) unlawful payments of dividends, stock purchases or redemptions; or (iv) transactions from which a director derives an improper personal benefit. The Registrant’s second amended and restated certificate of incorporation contains such a provision.

The Registrant’s bylaws incorporate Section 145 of the Delaware General Corporation Law, which provides that it will indemnify each director and officer against all claims and expenses resulting from the fact that such person was a director, officer, agent or employee of the registrant. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant’s reasonable belief, was in or not opposed to the best interests of the Registrant; or (ii) in the case of a criminal proceeding, had no reasonable cause to believe the claimant’s conduct was unlawful. This determination will be made by the Registrant’s disinterested directors, its stockholders or independent counsel in accordance with Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. The Registrant has obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity.

Additionally, as permitted by Delaware law, the Registrant entered into indemnification agreements with each of its directors that require the Registrant to indemnify such persons, to the fullest extent authorized or permitted under law.

Item 7.
Exemption from Registration Claimed

Not applicable.

Item 8.
Exhibits

Exhibit Number	Exhibit

4.1	Specimen Common Stock Certificate.*

5.1	Opinion of Gray Plant Mooty Mooty & Bennett, P.A.

10.1	National American University Holdings, Inc. 2018 Stock Option and Compensation Plan.**

23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gray Plant Mooty Mooty & Bennett, P.A. (included in Exhibit 5.1).

24	Power of Attorney (included as part of the signature page to this Registration Statement).

*	incorporated by reference to National American University Holdings, Inc.’s Current Report on Form 8-K filed on November 30, 2009.

**	incorporated by reference to National American University Holdings, Inc.’s Definitive Proxy Statement on Schedule 14(a) filed on September 21, 2018.

Item 9.
Undertakings

A.
The undersigned Registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota on this 17th day of December, 2018.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
President and Chief Executive Officer (principal executive officer)

By:	/s/ David K. Heflin
David K. Heflin, Ed. D.
Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY

That the undersigned officers and directors of National American University Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Dr. Ronald L. Shape, President and Chief Executive Officer, Dr. David K. Heflin, Chief Financial Officer, and Paul Sedlacek, Secretary and General Counsel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert D. Buckingham	Co-Vice Chairman of the Board of Directors	December 17, 2018
Robert D. Buckingham

	Co-Vice Chairman of the Board of Directors	December 17, 2018
Jerry L. Gallentine, Ph.D.

/s/ Ronald L. Shape	President, Chief Executive Officer and Director	December 17, 2018
Ronald L. Shape, Ed.D.

/s/ Edward D. Buckingham	Chairman of the Board of Directors	December 17, 2018
Dr. Edward D. Buckingham

/s/ Richard Halbert	Director	December 17, 2018
Richard Halbert

/s/ Thomas D. Saban	Director	December 17, 2018
Dr. Thomas D. Saban, Ph.D.

/s/ Therese Crane	Director	December 17, 2018
Therese Crane

	Director	December 17, 2018
Jeffrey Berzina

/s/ Jim Rowan	Director	December 17, 2018
Jim Rowan

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Specimen Common Stock Certificate.*

5.1	Opinion of Gray Plant Mooty Mooty & Bennett, P.A.

10.1	National American University Holdings, Inc. 2018 Stock Option and Compensation Plan.**

23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gray Plant Mooty Mooty & Bennett, P.A. (included in Exhibit 5.1).

24	Power of Attorney (included as part of the signature page to this Registration Statement).

*	incorporated by reference to National American University Holdings, Inc.’s Current Report on Form 8-K filed on November 30, 2009.
**	incorporated by reference to National American University Holdings, Inc.’s Definitive Proxy Statement on Schedule 14(a) filed on September 21, 2018